For Immediate Release
McGraw-Hill and NJR Clean Energy Ventures Announce
Largest Solar Energy Site of its Kind in the Western Hemisphere
14.1 MW PROJECT PLANNED FOR MCGRAW-HILL FACILITY IN EAST WINDSOR, NJ

New York, N.Y. and Wall, N.J., June 13, 2011 - The McGraw-Hill Companies (NYSE: MHP) and NJR Clean Energy Ventures (NJRCEV), a subsidiary of New Jersey Resources (NYSE: NJR), today announced plans to build on McGraw-Hill's East Windsor, N.J., campus the largest privately-owned, net-metered solar project in the Western Hemisphere. The 14.1 megawatt solar system will significantly offset the need for other energy sources to run McGraw-Hill's offices in East Windsor, including the Corporation's growing data center. The clean, renewable energy produced by the project is expected to reduce the equivalent of about 10 percent of McGraw-Hill's annual global carbon emissions and significantly lower the company's long-term electricity costs.

“Our plan to use solar power underscores our commitment to green, sustainable business practices,” said Harold McGraw III, Chairman, President and Chief Executive Officer of The McGraw-Hill Companies. “We are excited by the environmental benefits of using solar energy while helping us control costs, and we're thrilled to once again have a fantastic partner in the East Windsor community, which has served as a focal point of our operations for nearly five decades.”

“To bring the largest privately-owned, net-metered solar system in the Western Hemisphere to New Jersey is an exciting opportunity,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Together with McGraw-Hill, we are making renewable energy, and the benefits it provides, a greater piece of our energy future. As a leader in the energy marketplace, NJRCEV will continue to look for new solar opportunities that are consistent with our core energy strategy and benefit our customers, company and state.”

The solar array is expected to produce 18 million kWh annually, eliminating approximately

12,687 metric tons of carbon equivalent emissions from the atmosphere per year or the equivalent of removing the carbon dioxide emissions produced by approximately 2,488 cars. According to a study by Rutgers University Bloustein School of Planning and Public Policy on the “Economic Impacts of Energy Infrastructure Investments,” it is estimated that up to 294 jobs will be created as a result of this project.

Mayor Janice Mironov stated, “East Windsor is excited about McGraw Hill's major initiative and the tremendous financial investment it represents in our township. The project will generate jobs, help green our environment and enhance the competitive attraction of East Windsor as a home for much of McGraw Hill's prestigious operations. We value the company and this is a great signal of McGraw Hill's commitment to remain, invest and grow in East Windsor.”

NJRCEV will invest $60 million to develop and install the state-of-the-art, ground mount solar array on a 50-acre parcel on McGraw-Hill's property adjacent to the Corporation's two office buildings, including the Corporation's 180,000 square foot data center. The system will be installed by Advanced Solar Products of Flemington, NJ with assistance from MVM Advisors LLC of New York, NY. Advanced Solar Products' ballasted racking system, manufactured in New Jersey, requires no ground penetrations making it more environmentally-friendly and McGraw-Hill intends to plant approximately 25 acres of trees to surround the solar panels. In total, McGraw-Hill currently operates approximately 900,000 square feet of building space on the site.

The data center, which opened in 2008, is the central hub of the Corporation's global computing needs and is using increasing amounts of electricity to deliver more of McGraw-Hill's digital products around the world, including Standard & Poor's Rating Direct; Connect, McGraw-Hill's popular teaching and learning platform for higher education; and Platts' price assessments for liquefied natural gas.

NJR expects that investments made by NJRCEV will qualify for a 30 percent federal investment tax credit. In addition, the energy produced will be eligible for Solar Renewable Energy Certificates (SRECs), which can be sold to Load Serving Entities in New Jersey to meet their renewable energy requirements.

The system is expected to be completed in two phases, with 50 percent of the capacity expected operational in December 2011, and the remaining 50 percent in March 2012.

As a result of McGraw-Hill's recent business practices, the Corporation has been listed on the 2010 Dow Jones Sustainability Indexes, the FTSE4Good Index Series, and Newsweek's Green Rankings.

The solar installation at McGraw-Hill is the latest commercial project announced by NJRCEV. The company has already announced an investment of nearly $36 million in rooftop and ground mount solar systems in Monmouth and Middlesex counties with a capacity of 7.5 megawatts.

About The McGraw-Hill Companies:
Founded in 1888, The McGraw-Hill Companies is a leading global financial information and education company that helps professionals and students succeed in the Knowledge Economy. With leading brands including Standard & Poor's, McGraw-Hill Education, Platts energy information services and J.D. Power and Associates, the Corporation has approximately 21,000 employees with more than 280 offices in 40 countries. Sales in 2010 were $6.2 billion. Additional information is available at http://www.mcgraw-hill.com.

McGraw-Hill Investor Relations: http://www.mcgraw-hill.com/investor_relations

Get news direct from McGraw-Hill via RSS:
http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=newsRSS

About New Jersey Resources:
New Jersey Resources, a Fortune 1000 company, provides reliable and renewable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of more than 2.3 Bcf/day of transportation capacity and 50 Bcf of storage capacity; offers low carbon solutions of clean energy through its commercial and residential solar programs, and provides appliance installation, repair and contract service to approximately 144,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Certain statements contained in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  "Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should,” “will” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management's current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR.  There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on NJR will be those anticipated by management.    Forward-looking information in this release includes, but is not limited to, certain statements regarding the solar project to be located at East Windsor, NJ.

NJR cautions persons reading this press release that the assumptions that form the basis for forward-looking statements contained herein include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. The factors that could cause actual results to differ materially from NJR's expectations include, but are not limited to, risks associated with NJR's investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR's eligibility for federal investment tax credits (ITCs) and the future market for Solar Renewable Energy Credits (SRECs) that are traded in a competitive marketplace in the state of New Jersey. Additional information and other factors are contained in NJR's filings with the Securities and Exchange Commission (SEC), including NJR's Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC's web site, http:.//www.sec.gov.  Information included in this press release is representative as of today only and while the Company periodically reassesses material trends and uncertainties affecting the Company's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the Securities and Exchange Commission, the Company does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Contact for McGraw-Hill:	Contacts for New Jersey Resources:
Jason Feuchtwanger 212-512-3151 jason_feuchtwanger@mcgraw-hill.com	Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contact: Dennis Puma 732-938-1229 dpuma@njresources.com
###